EXHIBIT 24.1

                                POWER OF ATTORNEY


     I, STEPHEN N. JOFFE, hereby appoint GARY P. KREIDER or F. MARK REUTER, or either of them, as my true and lawful attorney-in-fact to sign on my behalf and to file with the Securities and Exchange Commission any schedules or other filings or amendments thereto made by me pursuant to Section 13(d) of the Securities Exchange Act of 1934.

     IN WITNESS WHEREOF, I have hereunto set my hand this 8th day of September, 1999.



                                                     /s/ Stephen N. Joffe
                                                    ----------------------------
                                                         Stephen N. Joffe